UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2012

Date of Report (Date of earliest event reported)

Oryon Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34212	26-2626737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4251 Kellway Circle

Addison, Texas

75001

(Address of Principal Executive Offices)

(214) 267-1321

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “ORYN,” the “Company” or the “Registrant” refer to Oryon Technologies, Inc., a Nevada corporation and its wholly-owned subsidiary OryonTechnologies, LLC, a Texas limited liability company (“Oryon”).

Section 2 - Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Explanatory Note

This Form 8-K/A is being filed to amend the Current Report on Form 8-K initially filed with the Securities and Exchange Commission (“SEC”) on May 7, 2012 by Oryon Technologies, Inc., a Nevada corporation (the “Registrant,” “ORYN” or the “Company”) to include the financial statements of OryonTechnologies, LLC, a Texas limited liability company (“Oryon”) for the quarters ended March 31, 2012 and 2011.

On May 4, 2012 (the “Closing Date”), the Company closed a merger transaction with Oryon pursuant to an Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”). The full text of the Merger Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012 and is incorporated by reference into this Item 2.01.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of Oryon and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The summary consolidated financial information has been derived from the unaudited consolidated financial statements for Oryon and its subsidiaries for the quarters ended March 31, 2012 and 2011, which are incorporated herein and filed herewith as Exhibit 99.3. All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of Oryon

The following information includes the financial position of Oryon as of March 31, 2012 and December 31, 2012 and the results of operations for the three-month periods ended March 31, 2012 and 2011.

	Quarter ended March 31,
	2012	2011
Income Statement Data:
Product sales	$27,312	$59,150
Cost of goods sold	(19,577)	(30,236)

Gross profit	7,735	28,914
Other revenues	—	10,053

Total revenues	7,735	38,967
Operating expenses	(313,143)	(409,930)

Loss from operations	(305,408)	(370,963)
Interest income	522	6
Interest expense	(90,758)	(46,434)
Net other income (expense)	(4,169)	61,166

Net loss before tax	(399,813)	(356,225)
Income tax expense	—	—

Net loss after tax	(399,813)	(356,225)
Non-controlling interest	1,054	(588)

Net loss attributable to members	$(398,759)	$(356,813)

	As of
	March 31, 2012	December 31, 2011
Balance Sheet Data:
Cash and cash equivalents	$27,418	$86,685
Total current assets	108,589	170,523
Total assets	304,238	380,000
Total current liabilities	1,669,251	1,409,290
Notes payable, net	1,707,856	1,649,874
Total members’ deficit	$(3,072,869)	$(2,679,164)

	Quarter ended March 31,
	2012	2011
Cash Flow Data:
Net used in operating activities	$(259,267)	$(209,430)
Net cash used in investing activities	—	—
Net cash provided by financing activities	200,000	69,050

Net decrease in cash and cash equivalents	$(59,267)	$(140,380)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations of Oryon and its subsidiaries for the fiscal quarters ended March 31, 2012 and 2011 and its financial condition as of March 31, 2012 and March 31, 2011 should be read in conjunction with the Summary Selected Consolidated Financial Data and the consolidated financial statements of Oryon, and the notes to those financial statements that are incorporated as exhibits to this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

OryonTechnologies, LLC (“Oryon”) is the parent of three wholly-owned companies: OryonTechnologies Licensing LLC (“OTLIC”), OryonTechnologiesDevelopment, LLC (“OTD”), and OryonTechnologies International Pte. Ltd. (“OTI”). OTLLC, OTLIC and OTD are Texas limited liability companies (“LLC”). OTI is a Singapore-based corporation. Operations at OTI were suspended in May 2009 and the company is inactive. OTI owns 51% of Oryon-Asia Pacific Safety, Limited (“OAPS”), which was formed in December 2006 as a Hong Kong Limited Company. The other 49% of OAPS is owned by two non-affiliated individuals. Operations at OAPS were suspended in February 2011 and the company is inactive.

Oryon is a research and development and applications engineering company that developed multiple patents relating to electroluminescent (“EL”) lighting (trademarked as “Elastolite”). Elastolite enables thin, flexible, crushable, water-resistant lighting systems to be incorporated into multiple applications such as safety apparel, sporting goods, consumer goods and membrane switches, among others.

For the quarter ended March 31, 2012, Oryon had a net loss attributable to members of $398.8 thousand as compared to a net loss of $356.8 thousand for the quarter ended March 31, 2011 an increased loss of 11.8%. There was no change in Oryon’s business plan and operations were comparable in both years. However, in 2012, Oryon was more negatively impacted by the effects of inadequate capital, which limited Oryon’s ability to effectively market its technology and create applications for new customers.

On May 4, 2012 (the “Closing Date”), Oryon Technologies, Inc., a Nevada corporation (the “Registrant,” “ORYN” or the “Company”), closed a merger transaction with Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Oryon pursuant to an Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”). In October 2011, Oryon signed a Letter of Intent (the “LOI”) with the Company in connection with the Merger. In connection with the LOI, Oryon received funding of $525.0 thousand in exchange for promissory notes as of March 31, 2012 ($725.0 thousand as of the Closing Date) as advances against the proceeds to be received by Oryon from the sale of Company common stock at the Closing of the Merger. The promissory notes were repaid at the Closing of the Merger through the issuance of the Company’s common stock. These advances provided Oryon with working capital to continue its operations and to make some repayments on outstanding liabilities. See “Liquidity and Capital Resources” below.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Oryon’s current business and operations. The Company’s previous results of operations are immaterial and will not be included in the discussion below. Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and interest expense.

Comparison of the Quarter ended March 31, 2012 to the Quarter ended March 31, 2011

Gross Profit and Other Revenues

Total revenues for the quarter ended March 31, 2012 decreased $31.2 thousand, or 80.1%, to $7.7 thousand for the quarter ended March 31, 2012 from $39.0 thousand for the quarter ended March 31, 2011. The decrease was primarily due to the decline in product sales, combined with a decrease in the gross profit margin.

Our gross profit on product sales revenues decreased $21.2 thousand, or 73.2%, to $7.7 thousand in the first quarter of 2012 from $28.9 thousand in the first quarter of 2011, primarily due to a 53.8% decrease in product sales, in combination with an increase the cost of goods sold as a percentage of product sales revenues. Cost of goods sold represented 71.7% of product sales revenues in the first quarter of 2012 as compared to 51.1% in the first quarter of 2011.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2012, decreased $96.8 thousand, or 23.6%, to $313.1 thousand in the first quarter of 2012 from $409.9 thousand in the first quarter of 2011, as shown in the table below:

	For the quarter ended March 31, 2012		For the quarter ended March 31, 2011		Change
	$	%	$	%	$	%
Total applications development exp.	$63,290	20.2%	$132,554	32.3%	$(69,264)	-52.3%
Total sales and marketing exp.	21,285	6.8%	38,966	9.5%	(17,681)	-45.4%
Total general and administrative exp.	214,739	68.6%	221,043	53.9%	(6,304)	-2.9%
Depreciation and amortization	13,829	4.4%	17,367	4.2%	(3,538)	-20.4%

Total operating expenses	$313,143	100.0%	$409,930	100.0%	$(96,787)	-23.6%

The primary reason for the decrease in total operating expenses is the reduction in the average number of applications development and sales/marketing personnel in the first quarter of 2012 as compared to the first quarter of 2011. Since Oryon’s capital resources were more severely constrained in 2012 than in 2011, Oryon management reduced personnel and compensation rates accordingly during the last half of 2011 to conserve funds. Reducing the number of employees not only reduced the wages expense and the payroll taxes and benefits expense, but also the travel and entertainment expense and office overhead associated with those positions.

Total applications development expenses decreased by $69.2 thousand or 52.3%, primarily due to a $34.6 thousand, or 86.0%, decrease in materials, equipment, services expenses in the three months ended March 31, 2012 as compared to the three months ended March 31, 2011. Due to capital constraints in 2012, Oryon’s applications development personnel reduced their activities to a minimum, significantly decreasing materials purchases. A secondary reason for the decrease is the reduction in personnel that occurred in the last half of 2011.

Total sales and marketing expenses decreased $17.7 thousand, or 45.4%, in the first quarter of 2012 as compared to the first quarter of 2011 due to the reduction in sales/marketing personnel, as well as reduced compensation levels to remaining personnel in that functional area.

General and Administrative Expenses

General and administrative expenses decreased slightly by $6.3 thousand, or 2.9%, to $214.7 thousand from $221.0 thousand largely due to the decrease in Outside Services. Outside services expenses decreased $23.3 thousand, or 29.1%, to $56.7 thousand in the first quarter of 2012 from $80.0 thousand in the first quarter of 2011, as shown in the table below. The primary reason for the decrease in outside services expenses was the decrease in legal and accounting expenses related to a failed financing transaction with a private equity firm in 2011, offset somewhat by the costs related to the Merger. Both transactions required extensive document preparation and review by external legal counsel and auditing services by an independent certified public accounting firm. However, the failed financing transaction only required an auditor’s compilation report whereas the Merger required Oryon to have fully audited financial statements. Most of the legal costs associated with the Merger and the 2011 audit expenses were incurred or accrued in the fourth quarter of 2011 so relatively little of the cost was incurred during the first quarter of 2012.

In late 2010, Oryon management had engaged the services of a public relations consultant whose services were suspended in mid-2011 also as a result of the failure of the financing transaction. As a result, Oryon incurred outside services expense in the first quarter of 2011, while no cost was incurred for public relations in the first quarter of 2012.

	For the quarter ended March 31, 2012		For the quarter ended March 31, 2011		Change
	$	%	$	%	$	%
Legal expenses	$13,696	24.1%	$59,411	74.3%	$(45,715)	-77.0%
Accounting and audit expenses	33,354	58.8%	10,420	13.0%	22,934	220.1%
Public relations expenses	—	0.0%	6,000	7.5%	(6,000)	-100.0%
Consulting	8,350	14.7%	3,100	3.9%	5,250	169.4%
Payroll processing expenses	977	1.7%	672	0.8%	305	45.4%
Banking fees	350	0.6%	378	0.5%	(28)	-7.4%

Total G & A outside services	$56,727	100.0%	$79,981	100.0%	$(23,253)	-29.1%

Interest Expense

Interest Expense increased $44.3 thousand, or 95.5%, to $90.8 thousand for the three months ended March 31, 2012, from $46.4 thousand in the three months ended March 31, 2011. The principal reason for the increase in interest expense was the increase in the amortization of the debt discount for the beneficial conversion feature. The amortization of the debt discount for the beneficial conversion feature related to Oryon’s Series C-1 convertible notes payable, which was $46.6 thousand in the first quarter of 2012, an increase of $35.2 thousand or 306.8% increase over the $11.5 thousand in the first quarter of 2011, as shown in the table below. In the first quarter of 2012, Oryon incurred interest expense of $7.1 thousand on short-term debt that did not exist in the prior year’s comparable quarter. In addition, accrued and unpaid interest on Oryon’s convertible notes payable increased $1.8 thousand, or 5.8%, to $32.2 thousand in the three months ended March 31, 2012, from $30.5 thousand in the first three months of 2011.

	For the quarter ended March 31, 2012		For the quarter ended March 31, 2011
	$	%	$	%
Interest expense on convertible notes payable	$32,233	35.5%	$30,468	65.6%
Interest expense on short-term debt	7,139	7.9%	—
Amortization of debt discount related to warrants	4,764	5.3%	4,506	9.7%
Amortization of debt discount-beneficial conversion feature on the Series C-1 convertible notes payable	46,621	51.4%	11,460	24.7%

Total interest expense	$90,758	100.0%	$46,434	100.0%

Net Other Income (Expense)

Net other income (expense) decreased $65.3 thousand, or 106.8%, to a net expense of $1.2 thousand in the first quarter of 2012 from a net income of $61.2 thousand in the first quarter of 2011. In 2011, the other income of $63.2 thousand consisted of income related to OryonTechnologies International Pte. Ltd. (“OTI”), Oryon’s wholly-owned Singapore-based subsidiary. In 2011, OTI received confirmation from the Singapore Economic Development Board (“EDB”) that OTI would not be required to repay an economic development grant received in 2007 to encourage employment in Singapore. OTI had failed to meet its obligations under the EDB grant and had been carrying the obligation to repay the grant as a current liability. However, OTI appealed to the EDB and, in 2011, was granted a waiver of the repayment requirement.

Taxes

Oryon is a limited liability company and, as such, does not accrue or pay income taxes. However, Oryon’s wholly-owned subsidiary OTI is a Singapore corporation that generated significant losses during its existence, became inactive in May 2009 and, in connection with the filing of the 2010 tax return, received a refund in 2011 for taxes paid in years prior to 2010. In 2011, OTI received an income tax refund of $5.2 thousand and eliminated a deferred tax liability of $12.3 thousand for a total Oryon consolidated tax benefit of $17.5 thousand.

Liquidity and Capital Resources

Sources and uses of funds

As of March 31, 2012, Oryon had cash and equivalents on hand of $27.4 thousand, and negative working capital of $1,560.8 thousand. Oryon believes that its cash on hand and working capital will be sufficient to meet its anticipated cash requirements through 2012 provided that the additional financing related to the Merger is successfully raised.

Oryon’s sales cycle timing varies depending on the type of customer being served. It can range from three (3) months for certain specialty promotions to 12-18 months for certain branded products from first contact with a prospective customer until product sales revenues can be reported. During that period, Oryon works with the customer’s designs and engineers an application of its patented technology into the customer’s final product. This requires substantial co-development with the customer’s personnel to meet the needs of the customer. Accordingly, Oryon must have sufficient capital to fund administrative overhead, sales and marketing efforts and staffing expenses for an extended period of time before cash is received from customers.

In 2010, Oryon completed an exchange of the Series A and Series B convertible notes payable for the Series C-1 and Series C-2 convertible notes payable, respectively. Each holder of a Series A or Series B note also received detachable warrants in connection with the exchange. This exchange was necessary to obtain a modification of the terms of the notes payable to enable Oryon to secure additional funding. In 2010, after the completion of the exchange, Oryon began issuing Series C-3 convertible notes payable, with detachable warrants, obtaining additional funding of $418.0 thousand in 2010 and $75.0 thousand in 2011. In addition, during 2011, Oryon issued $69.6 thousand in Series C-3 convertible notes payable, but without attached warrants to the lessor of Oryon’s office space in lieu of cash rent payments for the period of July 1 through December 31.

In early 2010, Oryon began negotiations with a private equity firm regarding an investment of $4.5 million into Oryon. In late summer 2010, Oryon and the private equity firm executed a term sheet. In November 2010, Oryon and the private equity firm executed an agreement titled “Draft Securities Purchase Agreement” based on the transaction proposed in the term sheet that would have provided Oryon with sufficient capital to fund its business plan for the foreseeable future. The letter of intent and the “Draft Securities Purchase Agreement” included a “no-shop” clause that effectively prevented Oryon with negotiating with any other potential source of funding until negotiations were terminated with the private equity firm. However, the private equity firm did not act in good faith, in management’s opinion, changing certain terms of the proposed transaction, failing to respond to Oryon’s communications and ultimately terminating the transaction without finalizing their contemplated “Series A Convertible Preferred Stock Purchase Agreement”. In attempting to complete the financing, Oryon incurred substantial legal expenses and accounting costs to meet the requirements of the private equity firm and to document the proposed transaction. By June 2011, it was evident that Oryon would not be able to obtain funding from the private equity firm and management took further steps to conserve cash and reduce overhead. In July 2011, Oryon terminated the services of all but two employees, cancelled consulting agreements and began contacting interested parties concerning short-term loans to continue funding a reduced level of operations. Several existing investors provided a total of $114.0 thousand in exchange for unsecured promissory notes. In additional, Oryon’s then Chief Executive Officer provided additional financing of approximately $90.0 thousand by personally paying certain Oryon expenses and filing an expense reimbursement request that is recorded as an accounts payable obligation.

In October 2011, Oryon began discussions with another investment firm concerning a merger with a publicly-listed company and a financing plan that would raise $2.0 million in new equity capital for Oryon. A letter of intent was signed that same month and Oryon began working on a definitive merger agreement and on meeting the related requirements, including the completion of audited financial statements. The investment firm arranged for Oryon to receive $725.0 thousand (as of the Closing Date) in exchange for promissory notes that were repaid from the proceeds of the financing at the Closing of the Merger. Without this advance, Oryon would not have been able to complete the Merger.

To meet our future objectives, we will need to meet our revenue objectives and sell additional equity and debt securities, which could result in dilution to current shareholders, or seek additional loans. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Our current cash requirements are significant due to planned development and marketing of our current products, and we anticipate generating losses. In order to execute on our business strategy, we will require additional working capital, commensurate with the operational needs of our planned marketing, development and production efforts. Our management anticipates that we should be able to raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our short-term obligations. However, changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future. We anticipate continued and additional marketing, development and production expenses. Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund marketing, development and production of our products.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force the Company to modify its business plan. In addition, we cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the quarter ended March 31, 2012 was $259.3 thousand, as compared to $209.4 thousand for the quarter ended March 31, 2011. This increase in cash used in operating activities was primarily due to the issuance of $112.3 thousand in membership units in the first quarter of 2011 in lieu of cash compensation to employees. In addition, the net change in operating assets and liabilities provided cash of $23.3 thousand in the three months ended March 31, 2012 as compared to a cash use of $32.8 thousand in the three months ended March 31, 2011, a change of $56.1 thousand. This was largely due to the effect in the first quarter of 2011 when deferred compensation was decreased due to adjustments in the accrual related to personnel changes that resulted in the write-off of accrued but unpaid compensation. There were no personnel changes in the first quarter of 2012 that reduced the accrual of deferred compensation. In addition, the funding provided by the promissory notes as discussed above permitted Oryon to reduce its outstanding accounts payable in the first quarter of 2012, whereas financial constraints in the first quarter of 2011 required Oryon to extend its payment terms with vendors.

Net cash provided by (used in) investing activities

There was no net cash provided by (used in) investing activities in the first quarters of 2012 and 2011.

Net cash provided by financing activities

Net cash provided by financing activities was $200.0 thousand from the issuance of promissory notes in the quarter ended March 31, 2012, as compared to a total of $69.1 thousand for the quarter ended March 31, 2011 received from the issuance of both short-term notes and convertible promissory notes to individual investors.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

Contractual Obligations At March 31, 2012	Payments due by Period
	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total
Operating Lease Obligations	$79,164	$158,328	$79,164	$—	$316,656
Long-Term Debt Obligations	$—	$2,585,816	$—	$—	$2,585,816
Capital Expenditure Obligations	$—	$—	$—	$—	$—
Purchase Obligations	$—	$—	$—	$—	$—
Other Long-Term Liabilities	$—	$—	$—	$—	$—

The above table outlines our obligations as of March 31, 2012 and does not reflect any changes in our obligations that have occurred after that date.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgments and uncertainties. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgments and estimates could change, which may result in future impairments of assets, among other effects.

Significant estimates for Oryon include the carrying value of intangible assets and the value of equity instruments, including convertible notes, stock options, warrants, and membership units issued in lieu of cash.

Recently Issued Accounting Pronouncements

There have been no new accounting rules or pronouncements introduced in 2012 or 2011 that have had an effect of our financial conditions or results of operations.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3, which are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Reference is made to the Merger under the Merger Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Oryon. Accordingly, we are presenting the consolidated financial statements of Oryon after giving effect to the acquisition of Oryon by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of Oryon for the years ended December 31, 2011 and 2010, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K. The unaudited consolidated financial statements of Oryon for the quarters ended March 31, 2012 and 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.3 of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma balance sheet, reflecting the combination of the balance sheets of the Registrant and Oryon for the years ended January 31, 2012 and December 31, 2011, respectively, including the notes to such balance sheet, is incorporated by reference to Exhibit 99.2 of this Form 8-K. No pro forma statement of operations is included as it would not be materially different from Oryon’s consolidated statement of operations referenced in Item 9.01 (a) above.

(d)	Exhibits

2.1	Agreement & Plan of Merger dated March 9, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

3.1(a)	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on May 30, 2008, Registration No. 333-151269).

3.1(b)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2010).

3.1(c)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 28, 2011).

3.1(d)	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on December 21, 2011).

3.1(e)	Amended & Restated Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 21, 2012)

3.2(a)	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on May 30, 2008, Registration No. 333-151269).

3.2(b)	Amended & Restated Bylaws

10.1	Form of Series A Warrant (incorporated by reference to Exhibit B-2 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.2	Form of Series C Warrant (incorporated by reference to Exhibit B-1 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.3	Form of Securities Purchase Agreement and Warrant

10.4	Commercial Lease Agreement by and between 4257 Kellway General Partnership and OryonTechnologies, LLC dated April 1, 2010

10.5	Form of OryonTechnologies, LLC Series C-1 Convertible Note

10.6	Form of OryonTechnologies, LLC Series C-2 Convertible Note

10.7	Form of OryonTechnologies, LLC Series C-3 Convertible Note

10.8	Form of Indemnification Agreement for Directors of Oryon Holdings, Inc. (incorporated by reference to Exhibit G-1 to the Agreement & Plan of Merger dated March 9, 2012 filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2012)

10.9	Resignation and Release - Rizalyn Cabrillas

10.10	Resignation and Release - Crystal Coranes

16.1	Letter of Madsen & Associates CPA’s Inc.

16.2	Consent of Montgomery Coscia Greilich LLP

21	List of Subsidiaries

99.1	Audited Consolidated Financial Statements of OryonTechnologies, LLC for the years ended December 31, 2011 and 2010

99.2	Pro Forma Balance Sheet giving effect to the Merger as if it had occurred on January 31, 2012

99.3	Unaudited Consolidated Financial Statements of OryonTechnologies, LLC for the quarters ended March 31, 2012 and 2011*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORYON TECHNOLOGIES, INC., a Nevada corporation

Dated: May 14, 2012	By:	/s/ Thomas P. Schaeffer
Thomas P. Schaeffer Chief Executive Officer